Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.
401 Edgewater Place • Suite 200 • Wakefield, Massachusetts 01880 • (781) 557-1300 • www.franklinstreetproperties.com
Contact: John Demeritt (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Third Quarter 2014 Results

Wakefield, MA—October 28, 2014—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE MKT: FSP), a real estate investment trust (REIT), announced today Funds From Operations (FFO) of $27.9 million or $0.28 per share for the third quarter ended September 30, 2014. Net income was $1.6 million or $0.02 per share for the third quarter ended September 30, 2014.

The Company evaluates its performance based on FFO, Net Income and EPS and believes each is an important measure. A reconciliation of Net Income to FFO, which is a non-GAAP financial measure, is provided on page 3 of this press release.

	Three Months Ended September 30,			Nine Months Ended September 30,
(in 000's except per share data)	2014	2013	Increase (Decrease)	2014	2013	Increase (Decrease)

Net Income	$1,567	$4,094	$(2,527)	$8,853	$13,236	$(4,383)

FFO	$27,904	$27,566	$338	$84,937	$71,613	$13,324
Per Share Data:
EPS	$0.02	$0.04	$(0.02)	$0.09	$0.14	$(0.05)
FFO	$0.28	$0.28	$—	$0.85	$0.78	$0.07

Weighted average shares (diluted)	100,187	100,187	—	100,187	91,720	8,467

Comparing results for the third quarter of 2014 to the same period in 2013, FFO increased $0.3 million to $27.9 million and was flat per share at $0.28 per share. The FFO increase was primarily from higher property income and was partially offset by higher interest costs. Net Income and EPS was $1.6 million or $0.02 per share for the third quarter of 2014 compared to a net income of $4.1 million or $0.04 per share for the third quarter of 2013.

Comparing results for the nine months ended September 30, 2014 to the same period in 2013, FFO increased $13.3 million or $0.07 per share to $84.9 million or $0.85 per share. The FFO increase was primarily from higher property income. The increase was partially offset by higher interest costs and G&A expenses. Net Income and EPS was $8.9 million or $0.09 per share for the nine months ended September 30, 2014 compared to a net income of $13.2 million or $0.14 per share for the same period in 2013.

George J. Carter, President and CEO, commented as follows:

“For the third quarter of 2014, FSP's funds from operations, or FFO, totaled approximately $27.9 million or $0.28 per share. For the nine months ending September 30, 2014, FSP's FFO totaled approximately $84.9 million or $0.85 per share, a 9.0% increase over the same period last year on a per share basis. Dividend distributions declared for the third quarter of 2014 were approximately $19.0 million or $0.19 per share. Our directly-owned real estate portfolio of 39 properties, totaling approximately 9.7 million square feet, was approximately 93.3% leased as of September 30, 2014, and our comparative same-store rental growth totaled approximately 2.8% through the first nine months of 2014.

Currently, we are in active efforts to lease existing vacancy and future portfolio lease-rolls and to potentially dispose of several of our suburban office assets that, we believe, are no longer core to our long-term strategy. We also are pursuing a number of potential new property acquisitions within our primary markets, as well as continuing to analyze with our development team the best opportunity for the anticipated future repositioning of our 801 Marquette Avenue South office building located in Minneapolis, Minnesota.

As we begin the fourth quarter of 2014, our property portfolio is operating smoothly with generally steady or improving rental conditions in most of our locations. We remain very optimistic about our continuing growth prospects for the balance of 2014 and beyond.”

Dividend Update

On October 10, 2014, the Company announced that its Board of Directors declared a regular quarterly dividend for the three months ended September 30, 2014 of $0.19 per share of common stock that will be paid on November 13, 2014 to stockholders of record on October 24, 2014.

FFO Guidance

Our full year FFO guidance for 2014 is updated to be in the range of $1.10 to $1.12 per diluted share. This guidance (a) excludes the impact of future acquisitions, dispositions, debt financings or repayments or other capital market transactions; (b) reflects estimates from our ongoing portfolio of properties, other real estate investments and G&A expenses; and (c) reflects our current expectations of economic conditions. We will update guidance quarterly in our earnings releases. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned real estate portfolio and for two non-consolidated REITs in which the Company holds preferred stock interests as of September 30, 2014. The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data. The Company will file this supplemental information package with the SEC and make it available on its website at www.franklinstreetproperties.com.

Funds From Operations (FFO)

A reconciliation of Net Income to FFO is shown below and a definition of FFO is provided on Supplementary Schedule H. Management believes FFO is used broadly throughout the real estate investment trust (REIT) industry as a measurement of performance. The Company has included the NAREIT FFO definition in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently. The Company’s computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that define FFO differently.

Reconciliation of Net Income to FFO:	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2014	2013	2014	2013

Net income	$1,567	$4,094	$8,853	$13,236
GAAP loss from non-consolidated REITs	455	431	1,491	814
FFO from non-consolidated REITs	508	459	1,278	1,802
Depreciation & amortization	25,374	22,176	73,301	55,205
NAREIT FFO	27,904	27,160	84,923	71,057
Acquisition costs of new properties	—	406	14	556
Funds From Operations (FFO)	$27,904	$27,566	$84,937	$71,613

Per Share Data
EPS	$0.02	$0.04	$0.09	$0.14
FFO	$0.28	$0.28	$0.85	$0.78

Weighted average shares (basic and diluted)	100,187	100,187	100,187	91,720

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.franklinstreetproperties.com. We routinely post information that may be important to investors in the Investor Relations section of our website. We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for October 29, 2014 at 9:00 a.m. (ET) to discuss the third quarter 2014 results. To access the call, please dial 1-877-507-4376. Internationally, the call may be accessed by dialing 1-412-317-6014. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.franklinstreetproperties.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on investing in institutional-quality office properties in the U.S. FSP’s strategy is to invest in select urban infill and central business district (CBD) properties, with primary emphasis on our top five markets of Atlanta, Dallas, Denver, Houston, and Minneapolis. FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income. FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes. To learn more about FSP please visit our website at www.franklinstreetproperties.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. This press release may also contain forward-looking statements based on current judgments and current knowledge of management, which are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements. Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, economic conditions in the United States, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments. See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Definition of Funds From Operations (FFO)	H

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Income (Loss) Statements

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share amounts)	2014	2013	2014	2013

Revenue:
Rental	$59,728	$56,760	$182,319	$145,618
Related party revenue:
Management fees and interest income from loans	1,462	1,665	4,776	4,929
Other	—	21	99	64
Total revenue	61,190	58,446	187,194	150,611

Expenses:
Real estate operating expenses	15,632	13,991	45,698	35,877
Real estate taxes and insurance	8,555	8,801	27,569	22,704
Depreciation and amortization	24,878	22,163	72,741	54,863
Selling, general and administrative	3,071	3,477	9,491	9,213
Interest	6,883	5,474	20,950	13,856

Total expenses	59,019	53,906	176,449	136,513

Income before interest income, equity in losses of non-consolidated REITs and taxes	2,171	4,540	10,745	14,098
Interest income	—	5	2	10
Equity in losses of non-consolidated REITs	(455)	(431)	(1,491)	(814)

Income before taxes on income	1,716	4,114	9,256	13,294
Taxes on income	149	118	403	352

Income from continuing operations	1,567	3,996	8,853	12,942

Discontinued operations:
Income from discontinued operations, net of income tax	—	98	—	294
Total discontinued operations	—	98	—	294

Net income	$1,567	$4,094	$8,853	$13,236

Weighted average number of shares outstanding, basic and diluted	100,187	100,187	100,187	91,720

Earnings per share, basic and diluted, attributable to:
Continuing operations	$0.02	$0.04	$0.09	$0.14
Discontinued operations	—	—	—	—
Net income per share, basic and diluted	$0.02	$0.04	$0.09	$0.14

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
(in thousands, except share and par value amounts)	2014	2013
Assets:
Real estate assets:
Land	$185,479	$185,479
Buildings and improvements	1,613,699	1,603,941
Fixtures and equipment	1,633	1,170
	1,800,811	1,790,590
Less accumulated depreciation	258,799	222,252
Real estate assets, net	1,542,012	1,568,338
Acquired real estate leases, less accumulated amortization of $95,534 and $69,848, respectively	149,019	183,454
Investment in non-consolidated REITs	78,907	80,494
Cash and cash equivalents	15,930	19,623
Restricted cash	707	643
Tenant rent receivables, less allowance for doubtful accounts of $175 and $50, respectively	2,865	5,102
Straight-line rent receivable, less allowance for doubtful accounts of $135 and $135, respectively	46,737	42,261
Prepaid expenses and other assets	9,131	10,506
Related party mortgage loan receivables	88,436	99,746
Other assets: derivative asset	4,582	5,321
Office computers and furniture, net of accumulated depreciation of $964 and $747, respectively	637	709
Deferred leasing commissions, net of accumulated amortization of $17,841 and $15,031, respectively	28,354	27,837
Total assets	$1,967,317	$2,044,034
	`
Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$285,000	$306,500
Term loans payable	620,000	620,000
Accounts payable and accrued expenses	40,228	44,137
Accrued compensation	2,863	2,985
Tenant security deposits	4,331	4,027
Other liabilities: derivative liability	4,847	2,044
Acquired unfavorable real estate leases, less accumulated amortization of $8,045 and $6,926, respectively	11,679	14,175
Total liabilities	968,948	993,868

Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 100,187,405 and 100,187,405 shares issued and outstanding, respectively	10	10
Additional paid-in capital	1,273,556	1,273,556
Accumulated other comprehensive income (loss)	(265)	3,277
Accumulated distributions in excess of accumulated earnings	(274,932)	(226,677)
Total stockholders’ equity	998,369	1,050,166
Total liabilities and stockholders’ equity	$1,967,317	$2,044,034

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended September 30,
(in thousands)	2014	2013
Cash flows from operating activities:
Net income	$8,853	$13,236
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	74,237	56,796
Amortization of above and below market leases	560	(277)
Equity in losses of non-consolidated REITs	1,491	814
Increase (decrease) in bad debt reserve	125	(1,220)
Changes in operating assets and liabilities:
Restricted cash	(64)	(48)
Tenant rent receivables	2,112	(3,060)
Straight-line rents	(4,038)	(3,920)
Lease acquisition costs	(438)	(820)
Prepaid expenses and other assets	(106)	(1,845)
Accounts payable, accrued expenses and other items	(2,133)	6,860
Accrued compensation	(122)	(108)
Tenant security deposits	304	1,402
Payment of deferred leasing commissions	(4,854)	(7,532)
Net cash provided by operating activities	75,927	60,278
Cash flows from investing activities:
Purchase of real estate assets, office computers and furniture	(12,403)	(468,893)
Acquired real estate leases	—	(100,143)
Investment in non-consolidated REITs	—	4,858
Distributions in excess of earnings from non-consolidated REITs	81	81
Repayment of related party mortgage loan receivable	13,880	—
Investment in related party mortgage loan receivable	(2,570)	(4,950)
Net cash used in investing activities	(1,012)	(569,047)
Cash flows from financing activities:
Proceeds from stock offering	—	241,500
Offering costs	—	(10,789)
Distributions to stockholders	(57,108)	(50,552)
Borrowings under bank note payable	10,000	160,000
Repayments of bank note payable	(31,500)	(45,250)
Borrowing from term loan payable	—	220,000
Deferred financing costs	—	(1,868)
Net cash provided by (used in) financing activities	(78,608)	513,041
Net increase (decrease) in cash and cash equivalents	(3,693)	4,272
Cash and cash equivalents, beginning of year	19,623	21,267
Cash and cash equivalents, end of period	$15,930	$25,539

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2014	200,150	2.1%
2015	738,292	7.6%
2016	933,033	9.6%
2017	1,099,438	11.3%
2018	929,300	9.6%
Thereafter (2)	5,790,148	59.8%
	9,690,361	100.0%

(1)	Percentages are determined based upon square footage of expiring commercial leases.
(2)	Includes 645,437 square feet of current vacancies.

(dollars & square feet in 000's)	As of September 30, 2014
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Texas	10	$395,769	25.7%	2,539	26.2%
Colorado	6	450,062	29.2%	2,120	21.9%
Georgia	3	222,317	14.4%	1,396	14.4%
Virginia	4	94,707	6.1%	685	7.1%
Minnesota	2	43,160	2.8%	628	6.5%
Missouri	3	62,667	4.1%	477	4.9%
North Carolina	3	64,143	4.2%	431	4.4%
Illinois	2	46,757	3.0%	372	3.8%
Maryland	1	51,811	3.3%	325	3.4%
Florida	1	43,433	2.8%	213	2.2%
Indiana	1	33,125	2.2%	205	2.1%
California	2	20,507	1.3%	182	1.9%
Washington	1	13,554	0.9%	117	1.2%
	39	$1,542,012	100.0%	9,690	100.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Capital Expenditures
Owned Portfolio	Three Months Ended		Nine Months Ended
(in thousands)	30-Sep-14	30-Sep-13	30-Sep-14	30-Sep-13

Tenant improvements	$2,640	$4,596	$5,610	$12,079
Deferred leasing costs	944	3,821	4,851	7,721
Building improvements	943	1,552	4,264	4,292
	$4,527	$9,969	$14,725	$24,092

Square foot & leased percentages	September,	December 31,
	2014	2013

Owned portfolio of commercial real estate
Number of properties	39	39
Square feet	9,690,361	9,685,285
Leased percentage	93.3%	94.1%

Investments in non-consolidated REITs
Number of properties	2	2
Square feet	1,395,500	1,395,500
Leased percentage	71.0%	64.1%

Single Asset REITs (SARs) managed
Number of properties	9	12
Square feet	2,036,572	3,067,199
Leased percentage	86.6%	87.4%

Total owned, investments & managed properties
Number of properties	50	53
Square feet	13,122,433	14,147,984
Leased percentage	89.9%	89.7%

The following table shows property information for our investments in non-consolidated REITs:

			Square	% Leased	% Interest
Single Asset REIT name	City	State	Feet	30-Sep-14	Held
FSP 303 East Wacker Drive Corp.	Chicago	IL	860,429	62.7%	43.7%
FSP Grand Boulevard Corp.	Kansas City	MO	535,071	84.4%	27.0%
			1,395,500	71.0%

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Second		Third
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Jun-14	Leased (2)	30-Sep-14	Leased (2)

1	PARK SENECA	Charlotte, NC	109,674	87.8%	86.2%	88.4%	88.2%
2	HILLVIEW CENTER	Milpitas, CA	36,288	100.0%	100.0%	100.0%	100.0%
3	FOREST PARK	Charlotte, NC	62,212	100.0%	100.0%	100.0%	100.0%
4	CENTENNIAL	Colorado Springs, CO	110,405	97.3%	97.3%	97.3%	97.3%
5	MEADOW POINT	Chantilly, VA	138,537	92.6%	92.6%	92.6%	92.6%
6	TIMBERLAKE	Chesterfield, MO	232,766	98.3%	98.3%	98.3%	98.3%
7	FEDERAL WAY	Federal Way, WA	117,010	56.5%	55.8%	56.5%	56.5%
8	NORTHWEST POINT	Elk Grove Village, IL	176,848	100.0%	100.0%	100.0%	100.0%
9	TIMBERLAKE EAST	Chesterfield, MO	116,197	91.0%	91.0%	91.0%	91.0%
10	PARK TEN	Houston, TX	157,460	80.3%	86.8%	80.3%	80.3%
11	MONTAGUE	San Jose, CA	145,951	81.1%	93.7%	81.1%	81.1%
12	ADDISON	Addison, TX	293,926	97.3%	95.3%	95.3%	96.0%
13	COLLINS CROSSING	Richardson, TX	300,472	99.5%	99.5%	99.5%	99.5%
14	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
15	RIVER CROSSING	Indianapolis, IN	205,059	99.1%	99.1%	97.6%	97.0%
16	LIBERTY PLAZA	Addison, TX	218,934	96.0%	96.0%	96.0%	96.0%
17	INNSBROOK	Glen Allen, VA	298,456	99.9%	99.9%	99.9%	99.9%
18	380 INTERLOCKEN	Broomfield, CO	240,184	95.2%	95.2%	95.8%	95.8%
19	BLUE LAGOON	Miami, FLA	212,619	100.0%	100.0%	100.0%	100.0%
20	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
21	WILLOW BEND	Plano, TX	117,050	100.0%	100.0%	100.0%	100.0%
22	ONE OVERTON PARK	Atlanta, GA	387,267	98.9%	98.9%	98.9%	98.9%
23	390 INTERLOCKEN	Broomfield, CO	241,516	70.1%	69.8%	71.2%	70.5%
24	EAST BALTIMORE	Baltimore, MD	325,445	81.2%	81.1%	81.2%	81.2%
25	PARK TEN PHASE II	Houston, TX	156,746	100.0%	100.0%	100.0%	100.0%
26	LAKESIDE CROSSING I	Maryland Heights, MO	127,778	100.0%	100.0%	100.0%	100.0%
27	LOUDOUN TECH	Dulles, VA	136,658	100.0%	100.0%	92.0%	97.3%
28	4807 STONECROFT	Chantilly, VA	111,469	100.0%	100.0%	100.0%	100.0%
29	EDEN BLUFF	Eden Prairie, MN	153,028	100.0%	100.0%	100.0%	100.0%
30	121 SOUTH EIGHTH ST	Minneapolis, MN	475,012	90.3%	90.3%	90.8%	90.6%
31	EMPEROR BOULEVARD	Durham, NC	259,531	100.0%	100.0%	100.0%	100.0%
32	LEGACY TENNYSON CTR	Plano, TX	202,600	100.0%	100.0%	100.0%	100.0%
33	ONE LEGACY	Plano, TX	214,110	100.0%	100.0%	100.0%	100.0%
34	909 DAVIS	Evanston, IL	195,245	97.9%	97.9%	97.9%	97.9%
35	ONE RAVINIA DRIVE	Atlanta, GA	386,603	93.7%	93.7%	93.7%	93.7%
36	WESTCHASE I & II	Houston, TX	629,025	97.5%	97.5%	97.3%	97.3%
37	1999 BROADWAY	Denver, CO	676,279	92.6%	92.7%	87.6%	89.6%
38	999 PEACHTREE	Atlanta, GA	621,946	93.5%	93.5%	97.8%	95.4%
39	1001 17th STREET	Denver, CO	655,420	88.5%	88.5%	81.1%	82.2%

	TOTAL WEIGHTED AVERAGE		9,690,361	94.1%	94.3%	93.3%	93.4%

(1) % Leased as of month's end includes all leases that expire on the last day of the quarter.
(2) Average quarterly percentage is the average of the end of the month leased percentage for each of the 3 months during the quarter.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on leased square feet:

	As of September 30, 2014
			% of
	Tenant	Sq Ft	Portfolio
1	TCF National Bank	263,111	2.7%
2	Quintiles Transnational Corp	259,531	2.7%
3	CITGO Petroleum Corporation	248,399	2.6%
4	Sutherland Asbill Brennan LLP	243,839	2.5%
5	Newfield Exploration Company	234,495	2.4%
6	US Government (a)	224,327	2.3%
7	Burger King Corporation	212,619	2.2%
8	Denbury Onshore, LLC	202,600	2.1%
9	RGA Reinsurance Company	197,354	2.0%
10	SunTrust Bank (b)	182,888	1.9%
11	Citicorp Credit Services, Inc	176,848	1.8%
12	C.H. Robinson Worldwide, Inc	153,028	1.6%
13	T-Mobile South, LLC dba T-Mobile	151,792	1.6%
14	Houghton Mifflin Harcourt Publishing Company	150,050	1.5%
15	Petrobras America, Inc.	144,813	1.5%
16	Murphy Exploration & Production Company	144,677	1.5%
17	Argo Data Resource Corporation	140,246	1.4%
18	Monsanto Company	127,778	1.3%
19	Federal National Mortgage Association	123,144	1.3%
20	Vail Corp d/b/a Vail Resorts (c)	122,232	1.3%
	Total	3,703,771	38.2%

(a)	Includes 180,444 and 4,990 square feet which expire in 2018 & 2014, respectively. The remaining 38,893 square feet expire between 2015 - 2020.
(b)	Includes 55,388 square feet which expires October 31, 2016.
(c)	Includes 38,293 square feet which expires March 31, 2019. The remaining 83,939 square feet expires March 31, 2023.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Definition of Funds From Operations (“FFO”),

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and acquisition costs of newly acquired properties that are not capitalized, plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and NAREIT, may define this term in a different manner. We have included the NAREIT FFO definition in our table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income and cash flows from operating, investing and financing activities in the consolidated financial statements.